As filed with the Securities and Exchange Commission on August 29, 2007

Registration No. 333-144987

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WEBSITE PROS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	7372	94-3327894
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12735 Gran Bay Parkway West, Building 200

Jacksonville, Florida 32258

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David L. Brown

Chief Executive Officer and President

Website Pros, Inc.

12735 Gran Bay Parkway West, Building 200

Jacksonville, Florida 32258

(904) 680-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James F. Fulton, Jr., Esq. Ryan E. Naftulin, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306 (650) 843-5000	Matthew P. McClure, Esq. Website Pros, Inc. 12735 Gran Bay Parkway West Building 200 Jacksonville, Florida 32258 (904) 680-6600	Jonathan B. Wilson, Esq. Web.com, Inc. 303 Peachtree Center Avenue 5th Floor Atlanta, Georgia 30303 (404) 260-2477	V. Joseph Stubbs, Esq. John McIlvery, Esq. Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard 20th Floor Sherman Oaks, California 91403 (818) 444-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒

Registration No. 333-144987

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Website Pros, Inc. is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 , initially filed with the Securities and Exchange Commission on July 31, 2007, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on August 23, 2007, solely for the purpose of filing an amended and restated Election Form (Exhibit 99.5) and amending and restating Part II, Item 21 in connection therewith. The following section of the Annual Report is amended and restated in its entirety:

Part II, Item 21. “Exhibits and Financial Statements Schedules.”

In addition, we have filed the following exhibits herewith:

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to Website Pros, Inc.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, with respect to Web.com, Inc.
99.5	Election Form

Except as specifically indicated herein, no other information included in the Registration Statement on Form S-4, as amended by Amendment No. 1, is amended by this Post-Effective Amendment No. 1.

Item 21.                 Exhibits and Financial Statement Schedules

Exhibits

Exhibit Number	Description
2.1†

Agreement and Plan of Merger and Reorganization, dated June 26, 2007, by and among Website Pros, Inc., Augusta Acquisition Sub, Inc., and Web.com, Inc. (included as Annex A to the joint proxy statement/prospectus).

2.2†	Form of Voting Agreement by and between Website Pros, Inc. and certain shareholders of Web.com, Inc. (included as Annex D-1 to the joint proxy statement/prospectus).
2.3†	Form of Voting Agreement by and between Web.com, Inc. and certain shareholders of Website Pros, Inc. (included as Annex D-2 to the joint proxy statement/prospectus).
3.1†

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005, as amended).

3.2†	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005, as amended).
4.1†	Reference is made to Exhibits 3.1 and 3.2.
4.2†

Specimen Stock Certificate (incorporated by reference to the like numbered Exhibit to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005 and as Exhibit 10.14 to the current report on Form 8-K (No. 000-51595), filed with the SEC on November 7, 2006, as amended).

5.1†	Opinion of Cooley Godward Kronish LLP regarding the legality of the securities.
8.1†	Form of Opinion of Cooley Godward Kronish LLP regarding tax matters.
8.2†	Form of Opinion of Stubbs, Alderton and Markiles, LLP regarding tax matters.
10.1†	Employment Agreement by and between Website Pros, Inc. and Jeffrey M. Stibel, dated as of June 26, 2007.

10.2†	Employment Agreement by and between Website Pros, Inc. and William Henry Borzage, Jr., dated as of June 26, 2007.
10.3†	Employment Agreement by and between Website Pros, Inc. and Vikas Rijsinghani, dated as of June 26, 2007.
10.4†	Noncompetition Agreement by Jeffrey M. Stibel, dated as of June 26, 2007.
10.5†	Noncompetition Agreement by William Henry Borzage, Jr., dated as of June 26, 2007.
10.6†	Noncompetition Agreement by Vikas Rijsinghani, dated as of June 26, 2007.
13.1†**	Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 9, 2007.
13.2†**	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 4, 2007.
21.1†	Subsidiaries of the Registrant.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to Website Pros, Inc.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, with respect to Web.com, Inc.
23.3†	Consent of Cooley Godward Kronish LLP (set forth in Exhibit 5.1).
23.4†	Consent of Cooley Godward Kronish LLP (set forth in Exhibit 8.1).
23.5†	Consent of Stubbs, Alderton and Markiles, LLP (set forth in Exhibit 8.2).
24.1†	Power of Attorney.
99.1†	Form of Website Pros Proxy.
99.2†	Form of Web.com Proxy.
99.3†	Consent of Friedman, Billings, Ramsey & Co., Inc.
99.4†	Consent of RBC Capital Markets Corporation.
99.5	Election Form

**             Information furnished pursuant to this item that has not been incorporated by reference into this filing is furnished for the information of the Securities and Exchange Commission and is not to be deemed as “filed” as part of this filing.

†                    Previously filed.

Financial Statement Schedules

The information required by Schedule II Valuation and Qualifying Accounts is included in Note 4 to the Consolidated Financial Statements included in Website Pros’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 9, 2007 and are incorporated herein by reference. All other financial statement schedules are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on the 29th day of August, 2007.

WEBSITE PROS, INC.
By:	/s/ DAVID L. BROWN
David L. Brown
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

	Name	Title	Date
	/s/ DAVID L. BROWN	President, Chief Executive Officer and	August 29, 2007
	David L. Brown	Chairman of the Board (Principal Executive Officer)
	/s/ KEVIN M. CARNEY	Chief Financial Officer (Principal	August 29, 2007
	Kevin M. Carney	Financial and Accounting Officer)
	*	Lead Director	August 29, 2007
Timothy I. Maudlin
	*	Director	August 29, 2007
G. Harry Durity
	*	Director	August 29, 2007
Hugh M. Durden
	*	Director	August 29, 2007
Julius Genachowski
	*	Director	August 29, 2007
Robert S. McCoy, Jr.
*By:	/s/ Kevin M. Carney
Kevin M. Carney
Under Power of Attorney

EXHIBIT INDEX

Exhibit Number	Description
2.1†

Agreement and Plan of Merger and Reorganization, dated June 26, 2007, by and among Website Pros, Inc., Augusta Acquisition Sub, Inc., and Web.com, Inc. (included as Annex A to the joint proxy statement/prospectus).

2.2†	Form of Voting Agreement by and between Website Pros, Inc. and certain shareholders of Web.com, Inc. (included as Annex D-1 to the joint proxy statement/prospectus).
2.3†	Form of Voting Agreement by and between Web.com, Inc. and certain shareholders of Website Pros, Inc. (included as Annex D-2 to the joint proxy statement/prospectus).
3.1†

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005, as amended).

3.2†	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005, as amended).
4.1†	Reference is made to Exhibits 3.1 and 3.2.
4.2†

Specimen Stock Certificate (incorporated by reference to the like numbered Exhibit to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005 and as Exhibit 10.14 to the current report on Form 8-K (No. 000-51595), filed with the SEC on November 7, 2006, as amended).

5.1†	Opinion of Cooley Godward Kronish LLP regarding the legality of the securities.
8.1†	Form of Opinion of Cooley Godward Kronish LLP regarding tax matters.
8.2†	Form of Opinion of Stubbs, Alderton and Markiles, LLP regarding tax matters.
10.1†	Employment Agreement by and between Website Pros, Inc. and Jeffrey M. Stibel, dated as of June 26, 2007.
10.2†	Employment Agreement by and between Website Pros, Inc. and William Henry Borzage, Jr., dated as of June 26, 2007.
10.3†	Employment Agreement by and between Website Pros, Inc. and Vikas Rijsinghani, dated as of June 26, 2007.
10.4†	Noncompetition Agreement by Jeffrey M. Stibel, dated as of June 26, 2007.
10.5†	Noncompetition Agreement by William Henry Borzage, Jr., dated as of June 26, 2007.
10.6†	Noncompetition Agreement by Vikas Rijsinghani, dated as of June 26, 2007.
13.1†**	Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 9, 2007.
13.2†**	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 4, 2007.
21.1†	Subsidiaries of the Registrant.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to Website Pros, Inc.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, with respect to Web.com, Inc.
23.3†	Consent of Cooley Godward Kronish LLP (set forth in Exhibit 5.1).
23.4†	Consent of Cooley Godward Kronish LLP (set forth in Exhibit 8.1).
23.5†	Consent of Stubbs, Alderton and Markiles, LLP (set forth in Exhibit 8.2).

24.1†	Power of Attorney.
99.1†	Form of Website Pros Proxy.
99.2†	Form of Web.com Proxy.
99.3†	Consent of Friedman, Billings, Ramsey & Co., Inc.
99.4†	Consent of RBC Capital Markets Corporation.
99.5	Election Form

**             Information furnished pursuant to this item that has not been incorporated by reference into this filing is furnished for the information of the Securities and Exchange Commission and is not to be deemed as “filed” as part of this filing.

†                     Previously filed.